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Exhibit 4.8.1(ggg)

Upon recording, return to:
Ms. Shawne M. Keenan
Sutherland Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,
COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE

FIFTY-EIGHTH SUPPLEMENTAL
INDENTURE

Relating to the

Agreement Modifying Future Advance Promissory Note

Dated as of December 1, 2010

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS A MODIFICATION OF AN OBLIGATION UNDER THE EXISTING INDENTURE. THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE. PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT. ALL INTANGIBLE RECORDING TAXES DUE IN CONNECTION WITH ALL OBLIGATIONS SECURED BY THE EXISTING INDENTURE HAVE PREVIOUSLY BEEN PAID.

        THIS FIFTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of December 1, 2010, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as Trustee (in such capacity, the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the "Original Indenture") for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 2.1 hereof);

        WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-seven Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the "Indenture"), and the Original Indenture and the fifty-seven Supplemental Indentures have been recorded as set forth on Schedule 1;

        WHEREAS, that certain Future Advance Promissory Note, dated as of May 31, 2006 (the "Note"), made by the Company to the Federal Financing Bank ("FFB"), in the original face principal amount of $92,000,000 is an Outstanding Obligation under the Indenture;

        WHEREAS, the Company, FFB and the United States of America, acting by and through the Administrator of the Rural Utilities Service ("RUS") desire to enter into that certain Agreement Modifying Future Advance Promissory Note, dated as of December 1, 2010 (the "Agreement Modifying Future Advance Promissory Note"; capitalized terms used herein and not otherwise defined herein or in the Original Indenture shall have the meanings given such terms in the Agreement Modifying Future Advance Promissory Note), substantially in the form attached hereto as Exhibit A;

        WHEREAS, the Agreement Modifying Future Advance Promissory Note amends the Note (the Note as amended by the Agreement Modifying Future Advance Promissory Note, the "Amended Note"), by extending the period in which Advances may be made thereunder;

        WHEREAS, Section 12.2 of the Original Indenture provides that the Company and the Trustee may enter into a Supplemental Indenture modifying in any manner the rights of the Holders of the Obligations under the Indenture with the consent of all the Holders of the Outstanding Obligation affected by such Supplemental Indenture (which consent is evidenced by an Act of Holders pursuant to Section 1.2 of the Original Indenture);

        WHEREAS, pursuant to Section 1.20 of the Original Indenture, RUS is the Holder of the Note because such Note is guaranteed by the United States of America pursuant to the Rural Electrification Act of 1936, as amended;

        WHEREAS, as the sole Holder of the Note, RUS has consented to and approved this Fifty-Eighth Supplemental Indenture through the execution and delivery of an Act of Holder;

        WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to make the Agreement Modifying Future Advance Promissory Note, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligation of the Company have been done and taken; and the execution and delivery of this Fifty-Eighth Supplemental Indenture has been in all respects duly authorized by the Company.

        NOW, THEREFORE, THIS FIFTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSES, that, to amend the Note pursuant to the terms of the Agreement Modifying Future Advance Promissory

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Note and pursuant to Section 12.2 of the Original Indenture, the Company does hereby covenant and agree to and with the Trustee as follows:

ARTICLE I

THE AGREEMENT MODIFYING FUTURE ADVANCE PROMISSORY NOTE

Section 1.1    Note Amended by Agreement Modifying Future Advance Promissory Note.

        The Note will be amended by the Agreement Modifying Future Advance Promissory Note upon its execution and delivery by the Company, FFB and RUS and upon the authentication thereof by the Trustee.

Section 1.2    Form of the Agreement Modifying Future Advance Promissory Note.

        The Agreement Modifying Future Advance Promissory Note and the Trustee's certificate of authentication for the Agreement Modifying Future Advance Promissory Note shall be substantially in the form of Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

ARTICLE II

MISCELLANEOUS

        Section 2.1    This Fifty-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Amended Note to the same extent as if specifically set forth herein. All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture. All capitalized terms used in this Fifty-Eighth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

        Section 2.2    All recitals in this Fifty-Eighth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

        Section 2.3    Whenever in this Fifty-Eighth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-Eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

        Section 2.4    Nothing in this Fifty-Eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Fifty-Eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Eighth Supplemental Indenture contained by or on behalf of the Company

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shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

        Section 2.5    This Fifty-Eighth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

        Section 2.6    To the extent permitted by applicable law, this Fifty-Eighth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor is:

  Oglethorpe Power Corporation
  (An Electric Membership Corporation)
  2100 East Exchange Place
  Tucker, Georgia 30085-5336,

and the mailing address of the Trustee, as secured party, is:

  U.S. Bank National Association
  Attention: Corporate Trust Services
  1349 West Peachtree Street, NW
  Suite 1050, Two Midtown Plaza
  Atlanta, Georgia 30309

[Signatures on Next Page]

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        IN WITNESS WHEREOF, the parties hereto have caused this Fifty-Eighth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia
	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

Signed, sealed and delivered by the Company in the presence of:	Attest:	/s/ PATRICIA N. NASH Patricia N. Nash Secretary
/s/ ANNE F. APPLEBY Witness		[CORPORATE SEAL]
/s/ SHARON H. WRIGHT Notary Public
(Notarial Seal)
My commission expires: 10/14/2011

[Signatures Continued on Next Page]

[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association
	By:	/s/ JACK ELLERIN Authorized Agent
Signed, sealed and delivered by the Trustee in the Presence of:
/s/ DAVID M. JOHNSON Witness
/s/ MARCIA WILLIAMS Notary Public
(Notarial Seal)
My commission expires: 5/7/2012

 Exhibit A

[Form of Agreement Modifying Future Advance Promissory Note]

FOR FFB USE ONLY:
Note Identifier:

Acceptance Date:

FOR RUS USE ONLY:
RUS Note Number:

            AGREEMENT MODIFYING FUTURE ADVANCE PROMISSORY NOTE made as of December 1, 2010, by and among OGLETHORPE POWER CORPORATION (the "Borrower"), the FEDERAL FINANCING BANK ("FFB"), a body corporate and instrumentality of the United States of America, and the UNITED STATES OF AMERICA, acting through the Administrator of the Rural Utilities Service ("RUS").

        WHEREAS, the Borrower has heretofore executed and delivered a certain Future Advance Promissory Note dated May 31, 2006 (the "Original Note"), payable to FFB in a maximum principal amount not to exceed Ninety-Two Million dollars ($92,000,000.00); and

        WHEREAS, RUS has heretofore guaranteed the Original Note by executing a guarantee dated June 14, 2006 (the "RUS Guarantee"); and

        WHEREAS, FFB has heretofore purchased the guaranteed Original Note in accordance with a certain agreement dated as of January 1, 1992, between FFB and the Administrator of the Rural Electrification Administration, predecessor to RUS, as such agreement has been amended; and

        WHEREAS, in paragraph 1 of the Original Note, the Borrower promised to pay FFB, in accordance with the terms of the Original Note, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under the Original Note (each such amount being an "Advance" and more than one such amount being "Advances"); and

        WHEREAS, paragraph 3 of the Original Note provides that no Advances may be made under the Original Note after the date specified on page 1 of the Original Note as being the "Last Day for an Advance"; and

        WHEREAS, the legend at the top of page 1 of the Original Note specifies December 31, 2010, as the particular date that is the "Last Day for an Advance" under the Original Note; and

        WHEREAS, paragraph 20 of the Original Note provides that, to the extent not inconsistent with applicable law, the Original Note, for so long as FFB is the holder thereof, may be modified by such amendments, extensions, and renewals as may be agreed upon from time to time by FFB and the Borrower, with the approval of RUS; and

        WHEREAS, the Borrower now desires that the Original Note be modified to extend until December 31, 2012, the period during which Advances may be made under the Original Note; and

        WHEREAS, FFB is willing to modify the Original Note to extend the period during which Advances may be made under the Original Note; and

        WHEREAS, RUS is willing to approve and consent to a modification of the Original Note that extends the period during which Advances may be made under the Original Note; and

        WHEREAS, the Borrower is authorized to enter into this agreement modifying the Original Note ("this Agreement").

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, FFB, and RUS agree as follows:

1.
Definitions.

        Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Original Note.

2.
Modification to "Last Day for an Advance" Specified in Original Note.

        The part of the legend at the top of page 1 of the Original Note specifying the particular date that is the "Last Day for an Advance" under the Original Note is hereby modified to read as follows:

    Last Day
    for an
    Advance (¶3)    December 31, 2012

3.
Original Note Remains In Effect.

        Excepted as modified herein, the Original Note shall remain in full force and effect.

4.
RUS Guarantee Remains In Effect.

        Notwithstanding the modification to the Original Note made by this Agreement, RUS hereby confirms that the RUS Guarantee of the Original Note, as the Original Note is modified herein, shall remain in full force and effect.

5.
Effective Date of this Agreement.

        This Agreement shall not become effective until it has been executed by all of the Borrower, FFB, and RUS. When this Agreement has been so executed, it shall become effective as of the date first above written.

6.
Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

7.
Headings.

        The descriptive headings of the various paragraphs and subparagraphs of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of the provisions hereof.

8.
Counterparts.

        This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the Borrower has caused this Agreement to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, and FFB and RUS have each caused this Agreement to be executed by their respective duly authorized officials.

SEAL:		OGLETHORPE POWER CORPORATION
ATTEST:
By:		By:
Name:		Name:
Title:	Secretary	Title:
FEDERAL FINANCING BANK
By:
Name:
		Title:	Vice President
UNITED STATES OF AMERICA, acting through the Administrator of the Rural Utilities Services
By:
Name:
		Title:	Administrator

        This is one of the Obligations of the series designated herein referred to in the Borrower's Indenture.

as Trustee
By:
Name:
Title:	Vice President

 Schedule 1

RECORDING INFORMATION
FOR
                                    COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Forth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture
Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture

QuickLinks

  Exhibit 4.8.1(ggg)
ARTICLE I THE AGREEMENT MODIFYING FUTURE ADVANCE PROMISSORY NOTE
ARTICLE II MISCELLANEOUS
Exhibit A [Form of Agreement Modifying Future Advance Promissory Note]
Schedule 1 RECORDING INFORMATION FOR COUNTY, GEORGIA